UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36798	98-1205464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PANL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2025, Pangaea Logistics Solutions Ltd. (the “Company”) and Strategic Shipping Inc. (“SSI”) entered into a cooperation agreement (the “Agreement”) that provides for, among other terms, certain customary standstill restrictions during the period from the date of the Agreement until June 30, 2026.

Pursuant to the Agreement, and upon the recommendation of the Nominating and ESG Committee of the Board of Directors of the Company (the “Board”), the Board agreed, among other things, to appoint Paul M. Leand, Jr. to serve as a Class III director on the Board, effective as of November 26, 2025, for a term expiring at the 2026 annual general meeting of shareholders of the Company (the “2026 Annual Meeting”). The Board also agreed to nominate Mr. Leand as a Class III director at the 2026 Annual Meeting.
A copy of the Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on November 26, 2025, the Board increased the size of the Board from nine to ten directors and appointed Mr. Leand to the Board as a Class III director to fill the vacancy created by such increase, effective as of November 26, 2025.

The Board has affirmatively determined that Mr. Leand is independent under applicable rules of the Nasdaq Stock Market.

Mr. Leand will receive cash and equity compensation for Board service commensurate with the Company’s other non-employee directors.

There are no arrangements or understandings between Mr. Leand and any other person pursuant to which he was appointed as a director other than with respect to the matters referred to in this Item 5.02 and Item 1.01 of this Current Report on Form 8-K. At this time, there are no transactions in which Mr. Leand has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

To the extent applicable, the information above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

On November 28, 2025, the Company issued a press release announcing the Company’s entry into the Agreement and the other matters described in Item 1.01 and Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
10.1*	Cooperation Agreement, dated November 26, 2025, by and between the Company and Strategic Shipping Inc.
99.1	Press Release dated November 28, 2025.
104	Cover Page Interactive Data File ( embedded within Inline XBRL document)

*Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain schedules and exhibits to this agreement have been omitted. The registrant agrees to furnish a copy to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2025

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni Del Signore
Name: Gianni Del Signore Title: Chief Financial Officer